UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2008

MCG Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)

(703) 247-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 6, 2008, Michael R. McDonnell announced his intention to resign, effective November 7, 2008, from the positions of Chief Operating Officer, Executive Vice President and Chief Financial Officer of MCG Capital Corporation (the “Company”) in order to pursue another career opportunity. There is no accounting disagreement between Mr. McDonnell and the Company’s management and Mr. McDonnell’s resignation from the Company is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

(c)

Effective November 7, 2008, Stephen J. Bacica, the Company’s Senior Vice President and Chief Accounting Officer, will assume the position of Executive Vice President and Chief Financial Officer.

Prior to joining the Company on May 19, 2008, Mr. Bacica, age 37, served as Vice President, Accounting Policy of Marriott International, Inc. (“Marriott”) from April 2006 to May 2008. Mr. Bacica also served as Senior Director, Accounting Policy of Marriott from July 2004 to April 2006 and as Director, Accounting Policy of Marriott from May 2002 to July 2004. Prior to his employment with Marriott, Mr. Bacica was employed by PricewaterhouseCoopers LLP, where he served in the positions of Audit Manager, Senior Associate and Associate, and by the U.S. Securities and Exchange Commission, where he served in the positions of Senior Staff Accountant and Staff Accountant. Mr. Bacica is a Certified Public Accountant and holds a B.S. in Accounting from Saint Joseph’s University.

In connection with the commencement of his tenure as Chief Financial Officer of the Company, the Company expects to execute an employment agreement (the “Agreement”) with Mr. Bacica.

Term. The Agreement with Mr. Bacica will continue in effect for a period of three years and will automatically be extended for successive one-year periods unless either the Company or Mr. Bacica provides notice of non-extension no later than sixty days prior to the expiration of the then-applicable term.

Salary, Bonus and Benefits. Under the terms of the Agreement, Mr. Bacica will receive an annual base salary of $350,000, subject to review and adjustment at least annually by the Company’s board of directors or compensation committee. Pursuant to the terms and conditions of the Company’s retention program, on August 6, 2008, the compensation committee awarded Mr. Bacica a cash payment of $102,500, which shall be paid to Mr. Bacica in three equal installments on each of March 31, 2009, June 30, 2009 and September 30, 2009, subject to Mr. Bacica’s continued employment with the Company. Beginning with fiscal year 2009, Mr. Bacica will be eligible to receive an annual bonus determined by the Company’s board of directors or compensation committee within the range of 0% to 200% of his annualized base salary, with a target bonus of 100% of his base salary.

Mr. Bacica shall be entitled to participate in all benefit plans and programs that the Company establishes and makes available to its employees to the extent that he is eligible under (and subject to the provisions of) the plan documents governing those programs.

Stock-Based Award. Pursuant to the Agreement, Mr. Bacica will be awarded 100,000 shares of restricted common stock, $0.01 par value per share (the “Common Stock”), under the Company’s

Amended and Restated 2006 Employee Restricted Stock Plan and subject to a restricted stock agreement to be entered into between the Company and Mr. Bacica. Pursuant to the restricted stock agreement, 8.33% of the shares of restricted Common Stock subject to such award shall vest in equal quarterly installments over a three-year period. The Company’s form of Restricted Stock Agreement for Employees Pursuant to the 2006 Employee Restricted Stock Plan was filed as Exhibit 10.76 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and is incorporated herein by reference.

Payments Upon Termination or Upon a Change of Control. If Mr. Bacica’s employment is terminated by the Company for cause or by Mr. Bacica other than for good reason (each to be defined in the Agreement), he will receive all amounts of compensation accrued under the Agreement but unpaid as of the termination date, including base salary, bonuses or incentive compensation for the previous fiscal year, vacation pay, reimbursable expenses and any previously deferred compensation. In addition, Mr. Bacica will forfeit any shares of restricted Common Stock as to which the forfeiture restrictions have not lapsed.

If Mr. Bacica’s employment is terminated due to death or disability, Mr. Bacica will receive his accrued compensation and an amount equal to the annual bonus Mr. Bacica would have been entitled to receive for the fiscal year in which his termination of employment occurs, pro-rated and calculated at target. In addition, 33,333 of the 100,000 shares of restricted Common Stock awarded to Mr. Bacica pursuant to the Agreement, that would have become non-forfeitable twelve months following his termination, will become immediately non-forfeitable.

If Mr. Bacica’s employment is terminated by the Company other than for cause, death or disability or Mr. Bacica terminates his employment with the Company for good reason, then Mr. Bacica will receive all of his accrued compensation, severance pay equal to two times his then-current base salary and two times his target annual bonus, full and immediate lapsing of forfeiture restrictions with respect to all of his shares of restricted Common Stock, and continued health coverage for Mr. Bacica and any eligible dependents for a maximum of 24 months from his date of termination.

In the event that the Company experiences a change of control, Mr. Bacica is entitled to full and immediate lapsing of forfeiture restrictions with respect to all of his shares of restricted Common Stock. In addition, if within 12 months after a change in control Mr. Bacica is terminated by the Company other than for cause, death or disability or Mr. Bacica terminates his employment with the Company for good reason, he will receive an amount equal to his then-current base salary in addition to any other severance that he is entitled to receive under the Agreement.

Non-Competition, Non-Solicitation and Proprietary Information. During the term of his employment with the Company and for two years thereafter, Mr. Bacica has agreed not to (i) engage in any business or activity that competes with products, services or businesses of the Company or which the Company has begun, as of the termination date, to prepare to develop or offer, or (ii) recruit or hire any of the Company’s employees, and solicit the Company clients and certain prospective clients. The Agreement requires that Mr. Bacica protect the Company’s confidential information both during and after the term of his employment with the Company.

There is no arrangement or understanding between Mr. Bacica and any other person pursuant to which he was appointed as Chief Financial Officer, nor is there any family relationship between Mr. Bacica and any of the Company’s directors or other executive officers. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Bacica had, or will have, a direct or indirect material interest.

The foregoing description of the Agreement is not complete and is qualified in its entirety by the full text of the Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the Quarter ended September 30, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement for Employees Pursuant to 2006 Employee Restricted Stock Plan (filed as Exhibit 10.76 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, Commission File No. 0-33377, is incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: October 9, 2008	By:	/s/ Steven F. Tunney
Steven F. Tunney
President and Chief Executive Officer